Exhibit 10.57

AMENDMENT AGREEMENT

            This Amendment Agreement (“Agreement”) dated as of February 16, 2004, is made among GlobalNet Energy Investors, Inc., a Texas corporation (“GlobalNet”) and Energy N Sync, Inc., a Texas corporation (“ENS”).

            GlobalNet and ENS are parties to a certain License Agreement/Distributor Agreement dated for reference purposes November 1, 2003 (“License Agreement”).  The parties have agreed to amend the License Agreement, subject to the terms and conditions hereof.

            Accordingly, the parties agree as follows:

            1.         Definition.

                        (a)        Terms defined in the License Agreement.  All capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned to them in the License Agreement.

            2.         Amendment to the License Agreement.

                        (a)        Amendment.  The License Agreement shall be amended as follows effective as of the date of this Agreement:

                        Section 9(a) shall be deleted and replaced with the following:

“Term:  This Agreement shall continue in force from the date of perpetually and for an indefinite period unless terminated as provided herein.  This Agreement may be terminated by the mutual consent of the parties at anytime or may otherwise be terminated as provided in this Agreement and this Section 9.”

                        (b)        Reference within the License Agreement.  Each reference in the License Agreement to “this Agreement” and the words “hereof,” “herein,” “hereunder,” or words of like import, shall mean and be a reference to the License Agreement as amended by this Agreement.

            3.         Miscellaneous

                        (a)        License Agreement Otherwise Not Effected.  Except as expressly amended hereto, the License Agreement shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects.

                        (b)        Governing Law.  This Agreement shall be construed in accordance with the laws of the State of Texas.

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                        (c)        Complete Agreement; Amendments.  This Agreement together the License Agreement and any attachments thereto, constitute the entire agreement and understanding among the parties and supercede any prior written agreement and understanding relating to the subject matter thereto.  This Agreement may not be modified, amended or otherwise altered except in accordance with the terms of the License Agreement.

                        (d)        Reformation and Severability.  In case any provision of this Agreement shall be invalid, illegal, or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal, and enforceable but so as to most nearly retain the intent of the parties, and if such modification is not possible, such revision shall be severed from this Agreement and in either case the validity, legality, and enforceability of the remaining provisions of this Agreement shall not be in any way affected or impaired hereby.

                        (e)        Counterparts.  This Agreement may be executed simultaneously in counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

                        (f)         Assignment.  Neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of law or otherwise) without the prior written consent of the other parties, and any attempt to make any such assignment without such consent shall be null and void.  Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and the respective successors and assigns.

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            IN WITNESS WHEREFOR, the parties have duly executed the Agreement as of the date first above written.

GLOBALNET ENERGY INVESTORS, INC.	ENERGY N SYNC, INC.

By:	By:
Name:	Name:
Title:	Title:

[Signature page to Amendment Agreement]

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